SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): October 29, 2007

COMMONWEALTH BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-13467	56-1641133
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

601 Biotech Drive

Richmond, Virginia 23235

(Address of principal executive offices)

Registrant’s telephone number, including area code: (804) 648-3820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03	– MATERIAL MODIFICATIONS TO RIGHTS OF SECURITY HOLDERS.

(a)	The registrant has been authorized by its shareholders (i) to increase the number of authorized shares of common stock from 10,000,000 to 100,000,000 and (ii) to issue up to 1,000,000 shares of preferred stock when and as approved by the registrant’s Board of Directors. These changes were approved by the Board of Directors on March 23, 2007. The proposals to make these changes were disclosed in the registrant’s proxy statement and were approved by the shareholders on May 18, 2007 at the registrant’s annual meeting. The registrant’s Articles of Incorporation were amended on October 29, 2007. No actual issuance of additional common or preferred stock has occurred; however, (a) the increase in authorized common shares presents the opportunity for additional dilution to common shareholders and (b) the authorization of preferred stock permits the registrant to prioritize one or more classes of preferred shareholders ahead of the common shareholders and to grant preferential voting rights to such preferred shareholders.

(b)	See description under Item 3.03(a).

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired.

Not Applicable.

(b)	Pro forma financial information.

Not Applicable.

(c)	Shell company transactions.

Not Applicable.

(d)	Exhibits.

3.1	Articles of Amendment of Articles of Incorporation of Commonwealth Biotechnologies, Inc.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMONWEALTH BIOTECHNOLOGIES, INC.

By:	/s/ Paul D’Sylva, Ph.D.
Paul D’Sylva, Ph.D.
Chief Executive Officer

Dated: October 31, 2007

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EXHIBIT INDEX

Number	Description of Exhibit
3.1	Articles of Amendment of Articles of Incorporation of Commonwealth Biotechnologies, Inc.

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